UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 22, 2019

Enviva Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-37363	46-4097730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7200 Wisconsin Ave, Suite 1000 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 657-5660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	EVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.                Entry into a Material Definitive Agreement.

Purchase Agreement

On November 22, 2019, Enviva Partners, LP (the “Partnership”) and its wholly owned subsidiary, Enviva Partners Finance Corp. (together with the Partnership, the “Issuers”) entered into a purchase agreement (the “Purchase Agreement”) by and among the Issuers, the subsidiary guarantors party thereto, and Barclays Capital Inc., as representative of the initial purchasers listed in Schedule 1 thereto (collectively, the “Initial Purchasers”), pursuant to which the Issuers agreed to issue and sell to the Initial Purchasers $550,000,000 in aggregate principal amount of the Issuers’ 6.500% Senior Notes due 2026 (the “Notes”). The principal amount of the offering was increased from the previously announced offering size of $450.0 million. The Notes will be guaranteed (the “Guarantees”) jointly and severally initially on a senior unsecured basis by the Partnership’s existing subsidiaries (excluding Enviva Partners Finance Corp.) that guarantee its senior secured revolving credit facility, and may be guaranteed by certain future restricted subsidiaries (collectively, the “Guarantors”). The Notes and the Guarantees will be sold to the Initial Purchasers at par. The closing of the issuance and sale of the Notes and the Guarantees is expected to occur on or about December 9, 2019, subject to customary closing conditions.

The Partnership expects that it will receive net proceeds of approximately $542.5 million from the offering  after deducting the Initial Purchasers’ discounts and commissions and its estimated offering expenses. The Partnership intends to use the net proceeds of the offering to (i) redeem all of its existing 8.5% senior unsecured notes due 2021 and (ii) repay borrowings under its senior secured revolving credit facility.

The Notes and the Guarantees will be issued and sold to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereunder. The Initial Purchasers intend to resell the Notes and Guarantees only (i) inside the United States to “qualified institutional buyers,” as defined in Rule 144A (“Rule 144A”) under the Securities Act in private sales exempt from registration under the Securities Act in accordance with Rule 144A and (ii) to other eligible purchasers outside the United States pursuant to offers and sales within the meaning of and in accordance with Regulation S under the Securities Act. The Notes and Guarantees have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The Purchase Agreement contains customary representations, warranties, and covenants by the Issuers and the Guarantors and includes the terms and conditions for the sale of the Notes and the Guarantees, indemnification (including indemnification for liabilities under the Securities Act) and contribution obligations, and other terms and conditions customary in agreements of this type.

Certain of the Initial Purchasers or their affiliates perform, have performed, and may in the future perform commercial and investment banking and advisory services for the Issuers from time to time for which they would receive and have received customary compensation. In particular, affiliates of certain of the Initial Purchasers are lenders under the Partnership’s senior secured credit facilities and therefore may receive their pro rata share of any proceeds from the sale of the Notes that are used to repay borrowings under the Partnership’s senior secured credit facilities. The Initial Purchasers may, from time to time, engage in transactions with and perform services for the Partnership in the ordinary course of their business, for which they will receive fees and expenses.

In addition, the Issuers and the Guarantors have agreed with the Initial Purchasers not to offer or sell any debt securities issued or guaranteed by the Issuers or any of the Guarantors and having a tenor of more than one year for a period of 90 days after the date of the Purchase Agreement without the prior consent of Barclays Capital Inc.

The summary of the Purchase Agreement set forth in this Item 1.01 does not purport to be complete and is qualified by reference to such agreement, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03.                Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 concerning the Purchase Agreement is incorporated herein by reference.

Item 8.01.                Other Information.

On November 22, 2019, the Partnership issued a press release announcing its pricing of the Notes. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 8.01 by reference.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes or Guarantees in any state in which the offer, solicitation, or sale of such securities would be unlawful prior to the registration or qualification thereof under the securities laws of any such state.

Item 9.01.                Financial Statements and Exhibits.

Exhibits.

Exhibit Number	Description
10.1

Purchase Agreement, dated as of November 22, 2019, by and among Enviva Partners, LP, Enviva Partners Finance Corp., the subsidiary guarantors party thereto, and Barclays Capital Inc., as representative of the initial purchasers named therein.

99.1	Press release titled “Enviva Partners, LP Announces Pricing of Upsized $550 Million Offering of Senior Notes,” dated November 22, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIVA PARTNERS, LP

	By:	Enviva Partners GP, LLC, its general partner
Date: November 22, 2019
	By:	/s/ Jason E. Paral
	Name:	Jason E. Paral
	Title:	Vice President, Associate General Counsel and Secretary